UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (432) 620-5500

500 W. Illinois, Suite 100

Midland, Texas 79701

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 1, 2012, Basic Energy Services, Inc. (“Basic”) entered into a purchase agreement (the “Purchase Agreement”), by and among Basic, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wells Fargo Securities, LLC and certain other initial purchasers party thereto (the “Initial Purchasers”), which provides for the sale by Basic of $300,000,000 aggregate principal amount of its 7 3/4% Senior Notes due 2022 (the “Original Notes”) to the Initial Purchasers (the “Offering”). The Original Notes will be jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis initially by all of Basic’s current subsidiaries that guarantee Basic’s other indebtedness (collectively, the “Guarantors,” and together with Basic, the “Issuers”). The Original Notes and the Guarantees will be issued pursuant to an indenture, to be dated October 16, 2012, by and between the Issuers and Wells Fargo Bank, National Association, as trustee.

The Initial Purchasers intend to resell the Original Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Original Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The purchase price for the Original Notes and Guarantees is 100.000% of their principal amount. The net proceeds from the Offering will be approximately $293.3 million, after discounts and estimated offering expenses. Basic intends to use the net proceeds from the Offering to fund its pending tender offer and consent solicitation for its existing 7.125% Senior Notes due 2016 (the “2016 Notes”) and to redeem any of the 2016 Notes not purchased in the tender offer, and the remainder for general corporate purposes.

Credit Agreement Amendment

On October 1, 2012, Basic entered into Amendment No. 4 (“Amendment No. 4”) to its existing secured revolving credit facility with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Capital One, National Association, as joint lead arrangers and joint book managers, the lenders party thereto and Bank of America, N.A., as administrative agent, that, among other things, permits the issuance of the Original Notes and the repurchase or optional redemption of the 2016 Notes.

The descriptions set forth above are qualified in their entirety by reference to the Purchase Agreement and Amendment No. 4, which are being filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 1, 2012, Basic issued a press release announcing a cash tender offer and consent solicitation for its 2016 Notes. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

On October 1, 2012, Basic issued a press release announcing that it had commenced the Offering disclosed in Item 1.01 hereof, through a Rule 144A private placement, of up to $250 million of senior notes due 2022. A copy of the press release is being filed as Exhibit 99.2 hereto and is incorporated herein by reference.

On October 1, 2012, Basic issued a press release announcing that it had priced the Offering disclosed in Item 1.01 hereof. A copy of the press release is being filed as Exhibit 99.3 hereto and is incorporated herein by reference.

These announcements shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement dated October 1, 2012, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto.

10.2	Amendment No. 4 dated October 1, 2012 to Credit Agreement dated February 15, 2011 by and among Basic Energy Services, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent, a swing line lender and l/c issuer.

99.1	Tender Offer Press Release dated October 1, 2012.

99.2	Notes Offering Launch Press Release dated October 1, 2012.

99.3	Notes Offering Pricing Press Release dated October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: October 4, 2012	By:	/s/ Alan Krenek
	Name:	Alan Krenek
	Title:	Senior Vice President, Chief Financial
Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated October 1, 2012, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto.

10.2	Amendment No. 4 dated October 1, 2012 to Credit Agreement dated February 15, 2011 by and among Basic Energy Services, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent, a swing line lender and l/c issuer.

99.1	Tender Offer Press Release dated October 1, 2012.

99.2	Notes Offering Launch Press Release dated October 1, 2012.

99.3	Notes Offering Pricing Press Release dated October 1, 2012.